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                                                                   Exhibit 23.3

[CARAS & SHULMAN, PC LETTERHEAD]


To the proprietor of
Howard S. Markowitz, D.D.S. D/B/A
 Leominster Family Dentists
Leominster, MA

The audits referred to in our report dated November 15, 1996, included the related financial statement schedules as of December 31, 1995, and for each of the years in the two-year period ended December 31, 1995, included in the registration statement (or incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basis (consolidated) financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the prospectus.

                                            [facsimile signature]
                                            CARAS & SHULMAN, PC
                                            Certified Public Accountants

Burlington, Massachusetts

January 28, 1997